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                                   AUGAT INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                                1996 Restatement


                                    Amendment


      WHEREAS, Section 18 of the above-titled Plan authorizes the Committee established under the plan to amend the Plan; and

      WHEREAS, the Committee wishes to amend the Plan so that it conforms to the provisions of Rule 16b-3 as amended by the Securities and Exchange Commission in Release No. 34-37260;

      NOW THEREFORE, the Plan is hereby amended by deleting the first sentence of Section 13 and substituting the following sentence therefor:

          "The Plan shall be administered by a Committee designated by the Board of Directors composed solely of two or more Directors who are 'non-employee directors' within the meaning of Rule 16b-3 under the Exchange Act, or by the Board of Directors of the Company."